UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2007

WILLDAN GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement

Willdan Group, Inc. (the “Company”) entered into a Business Loan Agreement (Asset Based) (the “Agreement”) with Orange County Business Bank (the “Lender”), effective as of August 2, 2007, on August 16, 2007.   Under the Loan Agreement, the Company can borrow up to $8.0 million under a revolving line of credit.  The Company has the right to convert up to $2.0 million of the revolving line of credit to two term loans under specified circumstances involving the start up of a new division and/or business unit and the acquisition of other companies.  Loans made under the revolving line of credit will accrue interest at the rate of 0.25% over the current Wall Street Journal Prime Rate.  The interest rate would be increased by a margin of 6.00% upon a default by the Company.  Upon the occurrence of an event of default under the Loan Agreement, the Lender has the option to make all indebtedness then owed by the Company under the Loan Agreement immediately due and payable.  The revolving line of credit matures on August 10, 2008.

Borrowings under the Loan Agreement with the Lender are secured by substantially all of the Company’s and the Company’s subsidiaries’ tangible and intangible assets.  Each of the Company’s subsidiaries, except Public Agency Resources, has signed an unconditional guaranty of the Company’s obligations under the Loan Agreement.  The Loan Agreement also contains customary representations, affirmative and negative covenants and defaults for a credit facility, including covenants to maintain a minimum tangible net worth, a minimum ratio of current assets to current liabilities and a minimum ratio of debt service coverage.  The Loan Agreement also prohibits the payment of dividends on the Company’s common stock, other than dividends payable in the Company’s common stock, without the consent of the Lender.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.  The information in this Current Report, including the exhibit hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See “Item 1.01 Entry Into a Material Definitive Agreement” above, the contents of which are incorporated herein by reference in their entirety.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits.

10.1	Business Loan Agreement (Asset Based) dated as of August 16, 2007 between the Company and the lender named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: August 21, 2007	By:	/s/ Kimberly D. Gant
Kimberly D. Gant
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1	Business Loan Agreement (Asset Based) dated as of August 16, 2007 between the Company and the lender named therein